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                                                                    EXHIBIT 11.1


                         DANIELSON HOLDING CORPORATION
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share amounts)
                                  (Unaudited)
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                                                For the Years Ended December 31,
                                                   1993       1994       1995
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
Primary earnings per share:

Weighted average shares outstanding                 15,110     15,107     15,360

Net effect of dilutive stock options based
 upon the treasury stock method using the
 average market price per share                        737        815        629
                                              ----------------------------------

Common and common equivalent shares                 15,847     15,922     15,989
                                              ==================================

Net income before extraordinary item                 2,746      3,145      2,316
                                              ==================================

Net income                                           3,234      3,895      2,316
                                              ==================================

Fully diluted earnings per share:

Weighted average shares outstanding                 15,110     15,107     15,360

Net effect of dilutive stock options based
 upon the treasury stock method using the
 closing market price per share (only if
 higher than the average price)                        880        831        629
                                              ----------------------------------

Common and common equivalent shares                 15,990     15,938     15,989
                                              ==================================

Net income before extraordinary item                 2,746      3,145      2,316
                                              ==================================

Net income                                           3,234      3,895      2,316
                                              ==================================

Earnings per share:

Primary earnings per share before
 extraordinary items                                 $0.17      $0.20      $0.14
Primary earnings per share                           $0.20      $0.25      $0.14
Fully diluted earnings per share before
 extraordinary items                                 $0.17      $0.20      $0.14
Fully diluted earnings per share                     $0.20      $0.25      $0.14
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